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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2002

OVERLAND DATA, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	000-22071 (Commission File Number)	95-3535285 (I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858)571-5555
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure.

        On May 7, 2002, Hewlett-Packard Co. announced details of its merger with Compaq Computer Corp. The announcement included decisions regarding product families, including those previously supplied to Compaq by Overland Data, Inc. ("Overland" or the "Company") and sold under the StorageWorks brand. HP announced that it will continue to use the StorageWorks brand and that it has selected Overland to be its supplier of mid-range tape automation products. HP also indicated that it intends to migrate quickly away from the mid-range family of tape libraries that it has been producing internally as the new combined company standardizes on the Overland-supplied products. The Company stated that it would be working closely with HP to define the requirements for its expanded relationship.

        The content of this information is being furnished in accordance with the requirements of Regulation FD.

        This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless the Company specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND DATA, INC.

Date: May 14, 2002	/s/ VERNON A. LOFORTI By: Vernon A. LoForti Vice President & CFO

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  Item 9. Regulation FD Disclosure .
SIGNATURE